Exhibit 99.1
June 17, 2010
Susan Ivey
Chairman, President and CEO
Reynolds American, Inc.
401 North Main Street
19th Floor
Winston-Salem, NC 27102
Via Electronic mail and fax
Dear Susan,
Please consider this letter my formal resignation.
Very recently, the workload on my current boards has increased and I feel it is best that I reduce my commitments before I am unable to devote the amount of time that the company requires and deserves.
I remain a supporter of you and the company and expect to hear great things about Reynolds American, Inc. I wish the company every success going forward.
All the best,
Betsy Atkins